UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2008

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands
(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission File Number)	(IRS Employer Identification No.)

500 George Washington Highway

Smithfield, Rhode Island 02917

(Address of principal executive offices, including zip code)

(401) 231-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On May 19, 2008, FGX International Holdings Limited (“FGXI”) received a notice from its principal shareholder, Berggruen Holdings North America Ltd. (“BHNA”), pursuant to the November 17, 2006 Registration Rights Agreement between BHNA and FGXI, requesting that FGXI register under the Securities Act of 1933 the resale of the 7,287,287 ordinary shares owned by BHNA.  The notice states that BHNA may sell the shares from time to time in one or more transactions at prevailing market prices, negotiated prices, or otherwise.  Such sales may occur in a variety of types of transactions, including but not limited to block trades, purchases and resales by brokers acting as principal, brokerage transactions, and privately negotiated transactions.  FGXI expects to file a shelf registration statement with the Securities and Exchange Commission covering these shares, and sales pursuant to the registration statement may not begin before it has been declared effective by the SEC.  The manner and timing of any sales by BHNA are at BHNA’s discretion, and there is no assurance that any will occur.  FGXI will not receive any of the proceeds of BHNA’s sales.

This announcement does not constitute an offer of any securities for sale or an offer or an invitation to purchase any securities.

SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

May 20, 2008	By:	/s/ Anthony Di Paola
Anthony Di Paola
Executive Vice President,
Chief Financial Officer and Treasurer